Registration No. 33-
_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                         _______________


               SHELBY WILLIAMS INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)

           Delaware                              62-0974443
  (State or other jurisdiction               (I.R.S. Employer
of incorporation or organization)           Identification No.)

1348 Merchandise Mart, Chicago, Illinois                  60654
(Address of Principal Executive Offices)               (Zip Code)

                SHELBY WILLIAMS INDUSTRIES, INC.
                1995 DIRECTORS' STOCK OPTION PLAN

                    (Full title of the plan)

               MANFRED STEINFELD, Chairman of the Board
               Shelby Williams Industries, Inc.
               1348 Merchandise Mart
               Chicago, Illinois 60654
             (Name and address of agent for service)

         Telephone number, including area code, of agent for service: (312) 527-3593

                            Copy to:

                           Walter Roth
                        D'Ancona & Pflaum
                     30 North LaSalle Street
                     Chicago, Illinois 60602
                   Telephone:  (312) 580-2020

              [Facing Page continued on next page]

                       Page 1 of 11 Pages
                     Exhibit Index on Page 7

                 CALCULATION OF REGISTRATION FEE



Title of       Amount    Proposed       Proposed       Amount of
Securities     to be     Maximum        Maximum        Regis-
to be          Regis-    Offering       Aggregate      tration
Registered     tered     Price per      Offering       Fee
                         Share          Price

Common Stock   44,000    $10.0625 (2)   $442,750 (2)   $152.68
($.05 par      shares
value)

Common Stock   16,000    $7.938(3)      $127,008(3)    $43.80
($.05 par      shares
value)

                         Total Registration Fee   $196.48

_________________________________________________________________

_________________________________________________________________
     (1)  The number of shares set forth is the maximum number of shares which could be purchased upon exercise of all
          stock options now outstanding and all such options
          which may hereafter be granted under the provisions of
          the Shelby Williams Industries, Inc. 1995 Directors'
          Stock Option Plan.

     (2) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the registrant's Common Stock on May
          25, 1995.

     (3) Based on exercise prices of outstanding directors' stock options.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed in (a) through (c) below are incorpo-rated by reference in this registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

     (a) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 1994.

     (b) The registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1995.

     (c) The description of the registrant's Common Stock con-tained in the registration statement on Form 8-A filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on April 3, 1987, File No. 1-9457, together with any amendment or report filed for the purpose of updating such description.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law autho-rizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant's certificate of incorporation and by-laws provide for such indemnification to the extent permitted by the provisions of the Delaware Law. Such indemnification may extend to certain liabilities under the Securities Act of 1933, as amended (the "Act"). The registrant also maintains insurance protection for its directors and officers against certain liabil-ities arising out of the performance of their duties in such capacities, which may include certain liabilities under the Act.

Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     See Exhibit Index immediately preceding exhibits.


Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement:

          (i)       To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most re-cent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not pre-viously disclosed in the registration state-ment or any material change to such informa-tion in the registration statement;

          Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effec-tive amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effec-tive amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forego-ing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdic-tion the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 31st day of May, 1995.


                              SHELBY WILLIAMS INDUSTRIES, INC.

                              By: /s/ Manfred Steinfeld
                                 Manfred Steinfeld
                                 Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Name                     Title                    Date

/s/ Manfred Steinfeld    Chairman of the Board    )
Manfred Steinfeld        and Director             )
                                                  )
PAUL N. STEINFELD*       Vice-Chairman of the     )
Paul N. Steinfeld        Board and Director       )
                         (Principal Executive     )
                         Officer)                 )
                                                  )
ROBERT P. COULTER*       President and            )    May 31,
Robert P. Coulter        Director                 )    1995
                                                  )
SAM FERRELL*             Vice-President Finance,  )
Sam Ferrell              Treasurer and Assistant  )
                         Secretary (Principal     )
                         Financial and            )
                         Accounting Officer)      )
                                                  )
ROBERT L. HAAG*          Director                 )
Robert L. Haag                                    )
                                                  )
WILLIAM B. KAPLAN*       Director                 )
William B. Kaplan                                 )
                                                  )
HERBERT L. ROTH          Director                 )
Herbert L. Roth                                   )
                                                  )
TRISHA WILSON*           Director                 )
Trisha Wilson                                     )

*By /s/ Manfred Steinfeld
    Manfred Steinfeld, Attorney-in-fact

                          EXHIBIT INDEX


Exhibit No.              Description                        Page

     4.1 Registrant's Certificate of Incorporation and all amendments thereto, filed as
               Exhibit 3.1 to registrant's Form 10-K for
               1987 and hereby incorporated by reference.

     4.2       By-Laws of the registrant, as amended,
               filed as Exhibit 3.2 to registrant's
               Form 10-K for 1991 and hereby incorporated by reference.

     5.1       Opinion of D'Ancona & Pflaum.                  8

    23.1       Consent of accountants.                        9

    24.1       Power of Attorney.                            10



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